Exhibt 2.2

Agreement and Plan of Reorganization

BETWEEN

MetaSwarm Holdings, Inc. (An NV Corporation)
AND
MetaSwarm Corporation, MetaSwarm Holdings, Inc. (A BVI corporation) and the Shareholders of both MetaSwarm Corporation and MetaSwarm Holdings, Inc. (A BVI corporation)

Table of Contents

AGREEMENT AND PLAN OF REORGANIZATION	1
ARTICLE 1	1
The Acquisition	1
ARTICLE 2	2
The Closing	2
ARTICLE 3	2
Representations And Warranties Of MSH	2
MSH hereby represents and warrants to ACQUIRED as follows:	2
MSH shall deliver to THE ACQUIRED, on or before Closing, each of the following:	2
Organization, Standing and Power	4
Qualification	5
Capitalization of MSH	5
Authority	5
Absence of Undisclosed Liabilities	5
Absence of Changes	5
Tax Matters	5
Options, Warrants, Etc	6
Title to Assets	6
Agreements in Force and Effect	6
Legal Proceedings, Etc	6
Governmental Regulation	6
Brokers and Finders	6
Accuracy of Information	6
Subsidiaries	7
Consents	7
Improper Payments	7
Copies of Documents	7
Valid Issuance of Securities	8
Related Party Transactions	8
Foreign Assets Control Regulations	8
Private Offering by MSH	8
ARTICLE 4	8
Representations And Warranties Of ACQUIRED:	8

THE ACQUIRED and where applicable, each shareholder of THE ACQUIRED who executes this Agreement, hereby represents and warrants to MSH as follows:	8
Organization, Standing and Power	10
Qualification	11
Capitalization of THE ACQUIRED	11
Authority	11
Absence of Undisclosed Liabilities	11
Absence of Changes	11
Tax Matters	11
Options, Warrants, etc.	12
Title to Assets	12
Agreements in Force and Effect	12
Legal Proceedings, Etc.	12
Governmental Regulation	12
Broker and Finders	12
Accuracy of Information	12
Subsidiaries	13
Consents	13
Improper Payments	13
Copies of Documents	13
Investment Intent of Shareholders	13
ARTICLE 5	14
Conduct And Transactions Prior To The Effective Time Of The Acquisition	14
Conduct and Transactions of MSH.	14
Conduct and Transactions of THE ACQUIRED.	14
ARTICLE 6	15
Rights Of Inspection	15
ARTICLE 7	16
Conditions To Closing	16
Representations and Warranties	16
Performance of Obligations	16
Corporate Action	16
Consents	16
Financial Statements	16
Governmental Approval	17
Changes in Financial Condition of MSH	17
Absence of Pending Litigation	17
Authorization for Issuance of Stock	17
Conditions to Obligations of THE ACQUIRED	17
Representations and Warranties	17
Performance of Obligation	17
Corporate Action	18
Consents	18
Financial Statements	18
Statutory Requirements	18
Governmental Approval	18
Employment Agreements	18
Changes in Financial Condition of THE ACQUIRED	18
Absence of Pending Litigation	18
Shareholder Approval	18
ARTICLE 8	19

Matters Subsequent To Closing	19
Covenant of Further Assurance	19
ARTICLE 9	19
Nature And Survival Of Representations	19
ARTICLE 10	19
Termination Of Agreement And Abandonment Of Reorganization	19
Termination	19
Termination of Obligations and Waiver of Conditions; Payment of Expenses	19
ARTICLE 11	20
Exchange Of Shares; Fractional Shares	20
Exchange of Shares	20
Restrictions on Shares Issued to Shareholders	20
ARTICLE 12	20
Miscellaneous	20
Construction	20
Notices	20
1322 West Pachua Circle 1322 West Pachua Circle	21
Ivins UT 84738 Ivins UT 84738	21
Ivins UT 84738	21
Amendment and Waiver	21
Remedies not Exclusive	21
Counterparts	21
Benefit	22
Entire Agreement	22
Expenses	22
Captions and Section Headings	22
EXHIBIT A: SHAREHOLDER DATA AND ACKNOWLEDGMENTS OF METASWARM CORPORATION AND METASWARM HOLDINGS, INC. (BVI) SHAREHOLDERS	24
MetaSwarm Corporation (BVI) Shareholders	24
MetaSwarm Holdings (BVI) Shareholders	25
EXHIBIT B: INVESTMENT REPRESENTATION STATEMENT	26
(7).........ACCREDITED INVESTOR. I AM AN “ACCREDITED INVESTOR” AS DEFINED BY REGULATION D AS SET FORTH BELOW;	27
Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;	27
Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;	27
Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of that issuer; Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;	27
Any natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;	27
Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 30.506(b)(2)(ii); and	27
Any entity in which all of the equity owners are accredited investors.	27

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (“the Agreement”), dated as of the 17th day of November 2006, is by and between MetaSwarm Holdings, Inc. (the Acquirer), a Nevada corporation (“MSH”) with its principal offices and place of business at 3420 Ocean Park Blvd., Santa Monica, CA  90405; and (collectively called “THE ACQUIRED”) MetaSwarm Holdings, Inc. , (“META-H”), and MetaSwarm Corporation (“META-CORP”), both British Virgin Island corporations with their principal offices and place of business at 530 South Lake Avenue, #186, Pasadena, CA  91101, and the Shareholders of META-H and META-CORP .

Recitals:
1.
MSH is a Nevada corporation organized on November 9, 2006 under the laws of the Nevada, has authorized capital stock of 300,000,000 common shares and 0 (zero) preferred shares, US$0.001 par value, of which 4,000,000 common shares, are issued and outstanding.

2.
META-CORP is a corporation organized under the laws of the British Virgin Islands on November 5, 2004 and has authorized capital stock of 30,000,000 common shares, US$0.001 par value, of which 2,500,000 shares are issued and outstanding.

3.
META-H is a corporation organized under the laws of the British Virgin Islands on November 5, 2004 and has authorized capital stock of 50,000 common shares, US$0.001 par value, of which 100  shares are issued and outstanding.

4.
The respective Boards of Directors of MSH and THE ACQUIRED have deemed it advisable and in the best interests of  MSH and THE ACQUIRED that THE ACQUIRED be acquired by MSH, pursuant to the terms and conditions set forth in this Agreement;

5.
MSH and THE ACQUIRED propose to enter into this Agreement which provides among other things that 100% of the outstanding shares of THE ACQUIRED be acquired by MSH, in exchange for 30,000,000 shares of  MSH and such additional items as more fully described in the Agreement; and

6.	The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

The Acquisition

At the Closing, 2,500,000 common shares of THE ACQUIRED, which represent 100% of the outstanding shares of THE ACQUIRED, shall be acquired by MSH in exchange for 30,000,000 restricted common shares of MSH (the “Shares”).  The Shares of MSH to be exchanged in this transaction shall be exchanged and issued as set forth in Exhibit A to this Agreement.

At the Closing, THE ACQUIRED shareholders will deliver certificates for the outstanding shares of THE ACQUIRED, duly endorsed so as to make MSH the sole holder thereof, free and clear of all claims and encumbrances and MSH shall deliver a transmittal letter directed to the transfer agent of MSH directing the issuance of the Shares to the shareholders of THE ACQUIRED as set forth on Exhibit A of this Agreement.

Following the reorganization there will be a total of 35,292,500 common shares, US$.001 par value, issued and outstanding in MSH and no preferred shares will be issued and outstanding.

Following the reorganization, THE ACQUIRED will be a wholly owned (100%) subsidiary of MSH.

ARTICLE 2

The Closing

The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at 301 North Lake Avenue, Suite 320-05, Pasadena, California 91101 on or before December 16, 2006, (the “Closing Date”) or at such other place or date and time as may be agreed to by the parties hereto.

The following conditions are a part of this Agreement and must be completed on the Closing Date, or such other date specified by the parties:

(a)	Marvin Shannon and Kent Shiu Fu Lam shall be the sole members of, the Board of Directors of MSH.

(b)	The following shall be appointed as officers of MSH:

NAME	POSITION
Marvin Shannon	Chief Executive Officer
Kent Shiu Fu Lam	President
To be named	Chief Financial Officer

Within 30 days of Closing, MSH agrees to file and use its best efforts to make effective, a Registration Statement on Form SB-2 or other appropriate form to register for resale those shares as agreed to be issued by the Company.

ARTICLE 3

Representations And Warranties Of MSH

 MSH hereby represents and warrants to ACQUIRED as follows:

MSH shall deliver to THE ACQUIRED, on or before Closing, each of the following:

1.
Financial Statements.  Audited financial statements of MSH including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows from inception to the latest quarter, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition of MSH  at the dates thereof.  (Schedule A)

2.	Property. An accurate list and description of all property, real or personal, owned by MSH of a value equal to or greater than $1,000.00. (Schedule B.)

3.
Liens and Liabilities.  A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or affecting any of the assets listed on Schedule B (Schedule C) together with a complete and accurate list of all debts, liabilities and obligations of MSH  incurred or owing as of the date of this Agreement.  (Schedule D)

4.
Leases and Contracts.  A complete and accurate list of all material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which MSH  is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by MSH  (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually.

5.
Loan Agreements.  Complete and accurate copies of all loan agreements and other documents with respect to obligations of MSH for the repayment of borrowed money, including a listing thereof. (Schedule E.)

6.
Consents Required.  A complete list of all agreements wherein consent to the transaction herein contemplated is required; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required.  (Schedule F.)

7.	Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of MSH together with all amendments thereto to the date hereof. (Schedule G.)

8.
Shareholders.  A complete list of all persons or entities holding capital stock of MSH (as certified by MSH’s transfer agent) or any rights to subscribe for, acquire, or receive shares of the capital stock of MSH (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements.  (Schedule H.)

9.	Officers and Directors. A complete and current list of all Officers and Directors of MSH, each of whom shall resign effective as of the Closing Date. (Schedule I.)

10.
Salary Schedule.  A complete and accurate list (in all material respects) of the names and the current salary for each present employee of MSH  who received $1,000.00 or more in aggregate compensation from MSH whether in salary, bonus or otherwise, who is presently scheduled to receive from MSH a salary in excess of $1,000.00 during the fiscal year ending December 31, 2006, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments.  All such employees are “at will” employees of MSH. (Schedule J.)

11.
Litigation.  A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of MSH threatened, which may materially and adversely affect MSH.  (Schedule K.)

12.	Tax Returns. Accurate copies of all Federal and State tax returns for MSH since inception. (Schedule L.)

13.
Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by MSH under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) since inception.  (Schedule M.)

14.
Banks.  A true and complete list, as of the date of this Agreement, showing (1) the name of each bank in which MSH has an account or safe deposit box, and (2) the names and addresses of all signatories.  (Schedule N.)

15.
Jurisdictions Where Qualified.  A list of all jurisdictions wherein MSH is qualified to do business and is in good standing, including a copy of all certificates of good standing or existence, as applicable, that such jurisdictions shall have issued no later than 30 days prior to the date of this Agreement.  (Schedule O.)

16.
Subsidiaries.  A complete list of all subsidiaries of MSH.  (Schedule P.) The term “Subsidiary” or “Subsidiaries” shall include corporations, unincorporated associations, partnerships, limited liability companies, joint ventures, or similar entities in which MSH has an interest, direct or indirect.

17.	Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of MSH, if any. (Schedule Q.)

18.	Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which MSH may have, other than those listed in the schedule on Union Matters. (Schedule R.)

19.
Employee Benefit Plans.  Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of MSH in effect on the date hereof or to become effective after the date hereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto.  (Schedule S.)

20.
Insurance Policies.  A complete and accurate list and a description of all material insurance policies naming MSH as an insured or beneficiary or as a loss payable payee or for which MSH has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by MSH regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming MSH as beneficiary covering the business activities of MSH (Schedule T.)

21.
Customers.  A complete and accurate list (in all material respects) of the customers of MSH, including presently effective contracts of MSH accounting for the principal revenues of MSH, indicating the dollar amounts of gross income of each such customer since inception (including but not limited to subscribers to the services or materials or publications of MSH.  (Schedule U.)

22.	Licenses and Permits. A complete list of all licenses, permits and other authorizations of MSH. (Schedule V.)

Organization, Standing and Power

MSH is a corporation duly organized, validly existing and in good standing under the laws of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

Qualification

MSH is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations where in each jurisdiction the failure to qualify would have a material adverse effect on MSH or its business operations.

Capitalization of MSH

The authorized capital stock of MSH consists of 300,000,000 shares of Common Stock and 0 (zero) shares of Preferred Stock, US$.001 par value, of which the only shares issued and outstanding shall be common shares issued to shareholders listed on Schedule H, which shares were duly authorized, validly issued and fully paid and nonassessable, and were issued in accordance with the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) and any relevant registration or qualification provisions of state securities laws or pursuant to valid exemptions therefrom.  There are no preemptive rights with respect to the MSH stock.  There is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of MSH.

Authority

The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of MSH.  This Agreement constitutes the valid and binding obligation of MSH enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.  This Agreement has been duly executed by MSH and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of MSH’s Articles of Incorporation or Bylaws or of any other agreement, contract, indenture, mortgage, license, contract, note, bond, court order or instrument to which MSH is a party or by which it is bound.

Absence of Undisclosed Liabilities

MSH has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.  As of the Closing, MSH  shall have no assets or liabilities other than those resulting from the acquisition of MSH.

Absence of Changes

Since inception there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, properties, earnings, business or prospects of MSH, except for changes resulting from completion of those transactions described herein.

Tax Matters

All taxes and other assessments and levies which MSH is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by  MSH in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee’s and employer’s share) have been paid over to the government or placed in a separate and segregated bank account for such purpose.  There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in this Article 3 include any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by MSH income or business prior to the Closing Date.  Further, MSH has timely filed all federal, state and local tax returns it is required to file.  Each such return is complete and accurate.

Options, Warrants, Etc.

Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, convertible securities, commitments or agreements of any character to which MSH or its shareholders are a party or by which MSH or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of MSH or any securities representing the right to purchase or otherwise receive any such capital stock of MSH.  MSH has not declared and is not otherwise obligated to pay any dividends, whether in cash, stock or other property.

Title to Assets

Except for liens set forth in Schedule C, MSH is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

Agreements in Force and Effect

Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, bonds, indentures, mortgages, leases, policies, licenses, franchises or similar instruments to which MSH is a party are valid and in full force and effect on the date hereof, and MSH has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, bond, indenture, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations, properties or financial condition of MSH.

Legal Proceedings, Etc.

Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either MSH or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or operations of MSH.  MSH has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

Governmental Regulation

To the knowledge of MSH and except as set forth in Schedule K, MSH is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, properties, operations or financial condition of MSH.

Brokers and Finders

MSH shall be solely responsible for payment to any broker or finder retained by MSH for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated herein.  MSH has not agreed to pay any fees or commissions to any party.

Accuracy of Information

No representation or warranty by MSH contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to MSH pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

Subsidiaries

Except as listed in Schedule P, MSH does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation,

the interest in any partnership or joint venture, or

the membership interests in any limited liability company.

Consents

Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by MSH or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

Improper Payments

Neither MSH, nor any person acting on behalf of MSH  has made any payment or otherwise transmitted anything of value, directly or indirectly, to any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of MSH,

any customer, supplier or competitor of MSH or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for MSH, or any political party or any candidate for elective political office nor has any fund or other asset of MSH been maintained that was not fully and accurately recorded on the books of account of MSH.

Copies of Documents

MSH has made available for inspection and copying by ACQUIRED and their duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents that it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement.  MSH has timely filed all reports, notices, forms and other documents, including registration statements, required by it to be filed with the Securities and Exchange Commission.  MSH is in compliance with the Sarbannes-Oxley Act of 2002 and the regulations promulgated thereunder.  Furthermore, all filings by MSH with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the assets, properties, financial condition or operations of MSH or adversely affect the objectives of this Agreement with respect to MSH including, but not limited to, the issuance and subsequent trading of the shares of common stock of MSH to be received hereby, subject to compliance by the shareholders of MSH with applicable law.

Valid Issuance of Securities

The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.

Related Party Transactions

No employee, officer or director of MSH or member of his or her immediate family is indebted to MSH, nor is MSH indebted (or committed to make loans or extend or guarantee credit) to any of them.  No member of the immediate family of any officer or director of MSH is directly or indirectly interested in any material contract with MSH.

Foreign Assets Control Regulations

The issuance of the Shares by MSH will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.  Without limiting the foregoing, MSH is not or will not become a blocked person described in Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49049 (2001)) or

does not knowingly engage or will not engage in any dealings or transactions, or be otherwise associated, with any such person.

Private Offering by MSH

Neither MSH nor anyone acting on its behalf has offered the Shares of any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the shareholders of MSH, each of which has been offered the Shares in a private sale for investment.  Neither MSH nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance of the Shares to the registration requirements of Section 5 of the Securities Act.

ARTICLE 4

Representations And Warranties Of ACQUIRED:

THE ACQUIRED and where applicable, each shareholder of THE ACQUIRED who executes this Agreement, hereby represents and warrants to MSH as follows:

THE ACQUIRED shall deliver to MSH, on or before Closing, the following documents of THE ACQUIRED:

1.
Financial Statements.  Audited financial statements of THE ACQUIRED including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows from inception to the latest quarter, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition of THE ACQUIRED at the dates thereof.  (Schedule AA)

2.	Property. An accurate list and description of all property, real or personal owned by THE ACQUIRED of a value equal to or greater than $1,000.00. (Schedule BB)

3.
Liens and Liabilities.  A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or affecting any of the assets listed on Schedule BB.  (Schedule CC). A complete and accurate list of all debts, liabilities and obligations of THE ACQUIRED incurred or owing as of the date of this Agreement.  (Schedule CC.1).

4.
Leases and Contracts.  A complete and accurate list of all material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which THE ACQUIRED is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by THE ACQUIRED (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended June 30, 2006 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period.  (Schedule DD.)

5.
Loan Agreements.  Complete and accurate copies of all loan agreements and other documents with respect to obligations of THE ACQUIRED for the repayment of borrowed money, including a listing thereof.  (Schedule EE.)

6.
Consents Required.  A complete list of all agreements wherein consent to the transaction herein contemplated is required; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required.  (Schedule FF.)

7.	Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of THE ACQUIRED, together with all amendments thereto to the date hereof. (Schedule GG.)

8.
Shareholders.  A complete list of all persons or entities holding capital stock of THE ACQUIRED or any rights to subscribe for, acquire, or receive shares of the capital stock of THE ACQUIRED (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH.)

9.	Officers and Directors. A complete and current list of all officers and Directors of THE ACQUIRED. (Schedule II.)

10.
Salary Schedule.  A complete and accurate list (in all material respects) of the names and the current salary or each present employee of THE ACQUIRED who received $1,000 or more in aggregate compensation from THE ACQUIRED whether in salary, bonus or otherwise, who is presently scheduled to receive from THE ACQUIRED a salary in excess of $1,000.00 during the fiscal year ending December 31, 2006, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments.  (Schedule JJ.)

11.
Litigation.  A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of THE ACQUIRED threatened, which may materially and adversely affect THE ACQUIRED. (Schedule KK.)

12.	Tax Returns. Accurate copies of all Federal and State tax returns for THE ACQUIRED for the last five fiscal years, if any. (Schedule LL.)

13.
Agency Reports.  Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by THE ACQUIRED under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) for the last five fiscal years.  (Schedule MM.)

14.
A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which THE ACQUIRED has an account or safe deposit box, and (2) the names and addresses of all signatories.  (Schedule NN.)

15.	Jurisdictions Where Qualified. A list of all jurisdictions wherein THE ACQUIRED is qualified to do business and is in good standing. (Schedule OO.)

16.
Subsidiaries.  A complete list of all subsidiaries of THE ACQUIRED. (Schedule PP.) The term “Subsidiary” or “Subsidiaries” shall include corporations, unincorporated associations, partnerships, limited liability companies, joint ventures, or similar entities in which THE ACQUIRED has an interest, direct or indirect.

17.	Union Matters. An accurate list and description (in all material respects of union contracts and collective bargaining agreements of THE ACQUIRED, if any. (Schedule QQ.)

18.
Employee and Consultant Contracts.  A complete and accurate list of all employee and consultant contracts which THE ACQUIRED may have, other than those listed in the schedule on Union Matters.  (Schedule RR.)

19.
Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of THE ACQUIRED in effect on the date hereof or to become effective after the date hereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto.  (Schedule SS.)

20.
Insurance Policies.  A complete and accurate list (in all material respects) and description of all material insurance policies naming THE ACQUIRED as an insured or beneficiary or as a loss payable payee or for which THE ACQUIRED has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by THE ACQUIRED regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming THE ACQUIRED as beneficiary covering the business activities of THE ACQUIRED.  (Schedule TT.)

21.
Customers.  A complete and accurate list (in all material respects) of the customers of THE ACQUIRED, including all presently effective contracts of THE ACQUIRED to be assigned to THE ACQUIRED, accounting for the principal revenues of THE ACQUIRED, indicating the dollar amounts of gross revenues of each such customer for the period ended September 30, 2006.  (Schedule UU.)

22.	Licenses and Permits. A complete list of all licenses, permits and other authorizations of THE ACQUIRED. (Schedule VV)

Organization, Standing and Power

THE ACQUIRED is a corporation duly organized, validly existing and in good standing under the laws of Nevada with all requisite corporate power to own or lease their properties and carry on their business as are now being conducted.

Qualification

THE ACQUIRED is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations where in each jurisdiction the failure to qualify would have a material adverse effect on THE ACQUIRED or its business operations.

Capitalization of THE ACQUIRED

The authorized capital stock of THE ACQUIRED consists of 30,000,000 shares of Common Stock, US$0.001par value per share, of which the only shares issued and outstanding are 2,500,000 shares which are issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable.  There are no preemptive rights with respect to THE ACQUIRED stock.

Authority

The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of THE ACQUIRED.  This Agreement constitutes the valid and binding obligation of THE ACQUIRED, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.  This Agreement has been duly executed by THE ACQUIRED and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of THE ACQUIRED’s Articles of Incorporation or Bylaws or of any other agreement, contract, indenture, mortgage, license, note, bond, court order or instrument to which THE ACQUIRED is a party or by which it is bound.

Absence of Undisclosed Liabilities

THE ACQUIRED has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

Absence of Changes

Since September 30, 2006, there has not been any material adverse change in the condition (financial or otherwise), assets, properties, liabilities, earnings or business of THE ACQUIRED, except for changes resulting from completion of those transactions described in Article 5.

Tax Matters

All taxes and other assessments and levies which THE ACQUIRED is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by THE ACQUIRED in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee’s and employer’s share) have been paid over to the government or placed in a separate and segregated bank account for such purpose.  There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Article 4 include any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by THE ACQUIRED income or business prior to the Closing Date.  Further, THE ACQUIRED has timely filed all federal, state and local tax returns it is required to file.  Each such return is complete and accurate.

Options, Warrants, etc.

Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, convertible securities, commitments or agreements of any character to which THE ACQUIRED or its shareholders are a party or by which THE ACQUIRED or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of THE ACQUIRED or any securities representing the right to purchase or otherwise receive any such capital stock of THE ACQUIRED. THE ACQUIRED has not declared and is not otherwise obligated to pay, any dividends whether in cash, stock or other property.

Title to Assets

Except for liens set forth in Schedule CC, THE ACQUIRED is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

Agreements in Force and Effect

Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, bonds, indentures, mortgages, leases, policies, licenses, franchises or similar instruments to which THE ACQUIRED is a party are valid and in full force and effect on the date hereof, and THE ACQUIRED has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, bond, indenture, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations, properties or financial condition of THE ACQUIRED.

Legal Proceedings, Etc.

Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or to the knowledge of THE ACQUIRED, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or operations of THE ACQUIRED. THE ACQUIRED has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

Governmental Regulation

To the knowledge of THE ACQUIRED and except as set forth in Schedule KK, THE ACQUIRED is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, properties, operations or financial condition of THE ACQUIRED.

Broker and Finders

THE ACQUIRED shall be solely responsible for payment to any broker or finder retained by THE ACQUIRED for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated herein.

Accuracy of Information

No representation or warranty by THE ACQUIRED contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to THE ACQUIRED pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

Subsidiaries

Except as listed in Schedule PP, THE ACQUIRED does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation,

the interest in any partnership or joint venture, or

the membership interests in any limited liability company.

Consents

Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by THE ACQUIRED or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

Improper Payments

No person acting on behalf of THE ACQUIRED has made any payment or otherwise transmitted anything of value, directly or indirectly, to any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of THE ACQUIRED, or any political party or any candidate for elective political office, nor has any fund or other asset of THE ACQUIRED been maintained that was not fully and accurately recorded on the books of account of THE ACQUIRED.

Copies of Documents

THE ACQUIRED has made available for inspection and copying by MSH and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all material documents that it has filed with any governmental agency and that is material to the terms and conditions contained in this Agreement.  Furthermore, all filings by THE ACQUIRED with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the assets, properties, financial condition or operations of THE ACQUIRED or adversely affect the objectives of this Agreement.

Investment Intent of Shareholders

Each shareholder of THE ACQUIRED represents and warrants to MSH that the shares of MSH being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

ARTICLE 5

 Conduct And Transactions Prior To The Effective Time Of The Acquisition

Conduct and Transactions of MSH.

During the period from the date hereof to the date of Closing,  MSH shall:

Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns (which shall be complete and accurate) required to be filed and paying all taxes due;

Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

MSH shall not during such period, except in the ordinary course of business, without the prior written consent of META:

o	Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

o	Except as otherwise contemplated or required by this Agreement, declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

o
Except as otherwise contemplated or required by this Agreement, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

o
Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

o	Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

o	Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

o	Make any material change in its insurance coverage;

o	Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees;

o	Except in accordance with existing employment contracts, enter into any agreement or make any commitment to any labor union or organization;

o	Make any capital expenditures.

Conduct and Transactions of  THE ACQUIRED.

During the period from the date hereof to the date of Closing, THE ACQUIRED shall:

Obtain an investment letter from each shareholder of THE ACQUIRED in a form substantially similar to the one attached hereto as Exhibit B.

Conduct the operations of THE ACQUIRED in the ordinary course of business.

THE ACQUIRED shall not during such period, except in the ordinary course of business, without the prior written consent of MSH:

o	Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of the properties or assets of THE ACQUIRED;

o	Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

o
Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

o
Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

o	Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

o	Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

o	Make any material change in its insurance coverage;

o	Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees;

o	Except in accordance with existing employment contracts, enter into any agreement or make any commitment to any labor union or organization;

o	Make any material capital expenditures in excess of $1,000.00.

o	Allow any of the foregoing actions to be taken by any subsidiary of THE ACQUIRED.

ARTICLE 6

Rights Of Inspection

During the period from the date of this Agreement to the date of Closing of the acquisition, MSH and THE ACQUIRED agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of MSH and THE ACQUIRED, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations:

▪	they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and

▪
such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder.  In the event of termination of this Agreement, MSH and THE ACQUIRED will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

ARTICLE 7

 Conditions To Closing

Conditions to Obligations of MSH. The obligation of MSH to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by THE ACQUIRED.

Representations and Warranties

There shall be no information disclosed in the schedules delivered by MSH which in the opinion of THE ACQUIRED would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement.  The representations and warranties of MSH set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

Performance of Obligations

MSH shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and MSH shall have complied in all material respects with the course of conduct required by this Agreement.

Corporate Action

MSH shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for THE ACQUIRED that MSH has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

Consents

Execution of this Agreement by the shareholders of THE ACQUIRED and any consents necessary for or approval of any party listed on any Schedule delivered by MSH whose consent or approval is required pursuant thereto shall have been obtained.

Financial Statements

THE ACQUIRED shall have been furnished with audited financial statements of MSH including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows from inception to the latest quarter, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition of MSH  at the dates thereof.

Statutory Requirements
All statutory requirements for the valid consummation by MSH of the transactions contemplated by this Agreement shall have been fulfilled.

Governmental Approval

All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by MSH for consummation of the transactions contemplated by this Agreement shall have been obtained.  All filings, including filings with the Securities and Exchange Commission, if required, shall have been made or if required to be made promptly upon consummation of this Agreement, a copy of such proposed filings, including Form 8-K or otherwise in connection with this transaction, shall have been provided by MSH to THE ACQUIRED for its approval prior to the filing of the Form 8-K or other required filings.

Changes in Financial Condition of MSH

There shall not have occurred any material adverse change in the financial condition or in the operations of the business of MSH, except expenditures in furtherance of this Agreement.

Absence of Pending Litigation

MSH is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement, the consummation of the transactions contemplated hereunder.

Authorization for Issuance of Stock

MSH shall have received in form and substance satisfactory to counsel for THE ACQUIRED a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of MSH to issue stock certificates with the appropriate legend relating to the restricted nature of the shares under the Securities Act and representing ownership of MSH common stock to THE ACQUIRED shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

Conditions to Obligations of THE ACQUIRED

The obligation of THE ACQUIRED to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by MSH.

Representations and Warranties

There shall be no information disclosed in the schedules delivered by THE ACQUIRED, which in the opinion of MSH, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement.  The representations and warranties of THE ACQUIRED set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

Performance of Obligation

THE ACQUIRED shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing, and THE ACQUIRED shall have complied in all respects with the course of conduct required by this Agreement.

Corporate Action

THE ACQUIRED shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for MSH that THE ACQUIRED has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

Consents

Execution of this Agreement by the shareholders of THE ACQUIRED and any consents necessary for or approval of any party listed on any Schedule delivered by THE ACQUIRED whose consent or approval is required pursuant thereto shall have been obtained.

Financial Statements

MSH shall have been furnished with audited financial statements of THE ACQUIRED including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows from inception to the latest quarter, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition of THE ACQUIRED at the dates thereof.

Statutory Requirements

All statutory requirements for the valid consummation by THE ACQUIRED of the transactions contemplated by this Agreement shall have been fulfilled.

Governmental Approval

All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by THE ACQUIRED for consummation of the transactions contemplated by this Agreement shall have been obtained.

Employment Agreements

Existing MEAT employment agreements will have been delivered to counsel for MSH.

Changes in Financial Condition of THE ACQUIRED

There shall not have occurred any material adverse change in the financial condition or in the operations of the business of META, except expenditures in furtherance of this Agreement.

Absence of Pending Litigation

THE ACQUIRED is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

Shareholder Approval

THE ACQUIRED shareholders shall have approved the Agreement and Plan of Reorganization.

ARTICLE 8

Matters Subsequent To Closing

Covenant of Further Assurance

The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.   If required, MSH agrees to have filed with the Securities and Exchange Commission a Form 8-K within the prescribed period therein reflecting the terms of this transaction with a subsequent amendment thereto to be filed within the prescribed period to contain the required financial statements of THE ACQUIRED.

ARTICLE 9

 Nature And Survival Of Representations

All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by MSH or THE ACQUIRED pursuant hereto, or otherwise adopted by MSH, by their written approval, or by THE ACQUIRED by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by MSH or THE ACQUIRED as the case may be.  All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

ARTICLE 10

 Termination Of Agreement And Abandonment Of Reorganization

Termination

Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

(1)	By mutual written consent of the Boards of Directors of MSH and THE ACQUIRED.

(2)	By the Board of Directors of MSH if any of the conditions set forth in Article 7 shall not have been satisfied by the Closing Date.

(3)	By the Board of Directors of THE ACQUIRED if any of the conditions set forth in Article 7 shall not have been satisfied by the Closing Date.

Termination of Obligations and Waiver of Conditions; Payment of Expenses

In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other.  Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

ARTICLE 11

 Exchange Of Shares; Fractional Shares

Exchange of Shares

At the Closing,  MSH  shall issue a letter to the transfer agent of MSH with a copy of the resolution of the Board of Directors of MSH authorizing and directing the issuance of MSH shares as set forth on Exhibit A to this Agreement.  Any fractional shares of MSH issued as a result of this exchange shall be rounded up to the next whole number of shares.

Restrictions on Shares Issued to Shareholders

Due to the fact that Shareholders will receive shares of MSH common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of MSH will contain the following legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended.  The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933, as amended, or an opinion of counsel to the Corporation that such registration is not required.

ARTICLE 12

 Miscellaneous

Construction

This Agreement shall be construed and enforced in accordance with the laws of Nevada excluding the conflicts of laws.

Notices

All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

If to MetaSwarm Holdings, Inc.	If to MetaSwarm Corporation
(The Nevada corporation)	(a BVI corporation)
3420 Ocean Park Blvd., Suite 3000	530 South Lake, Suite 186
Santa Monica, California 90405	Pasadena, California 91101
With copies to:	With copies to:
Cletha Walstrand Esq.	Cletha Walstrand Esq.

1322 West Pachua Circle	1322 West Pachua Circle
Ivins UT 84738	Ivins UT 84738
If to MetaSwarm Holdings, Inc.
(the BVI corporation)
530 South Lake, Suite 186
Pasadena, California 91101
With copies to:
Cletha Walstrand Esq.
1322 West Pachua Circle
Ivins UT 84738

Amendment and Waiver

The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect.  Any term or provision of this Agreement may be waived in writing signed by an authorized officer at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

(1)	Extend the time for the performance of any of the obligations of the other;

(2)	Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

(3)	Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

(4)	Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Article 12 shall be valid if authorized or ratified by the Board of Directors of such party.

Remedies not Exclusive

No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.  The election of any one or more remedies by MSH shall not constitute a waiver of the right to pursue other available remedies.

Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Benefit

This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of MSH, THE ACQUIRED and their shareholders.

Entire Agreement

This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

Expenses

MSH shall bear all expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

Captions and Section Headings

Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

For: MetaSwarm Holdings, Inc.	For: MetaSwarm Corporation
(the BVI corporation)	(a BVI corporation)

By: /s/ Name: Marvin Shannon Title: Chief Executive Officer	By: /s/ Name: Wesley Boudville Title: Executive Vice President

For: MetaSwarm Holdings, Inc.
(the Nevada corporation)

By: /s/ Name: Marvin Shannon Title: Chief Executive Officer

EXHIBIT A: SHAREHOLDER DATA AND ACKNOWLEDGMENTS OF METASWARM CORPORATION AND METASWARM HOLDINGS, INC. (BVI) SHAREHOLDERS

By execution below, each of the undersigned hereby approves the Agreement and Plan of Reorganization with MetaSwarm Holdings, Inc. and undersigned hereby represents and warrants that the undersigned has read the Agreement and Plan of Reorganization with MetaSwarm Holdings, Inc., and understands its terms and conditions.  By execution below, each of the undersigned acknowledges and agrees to the specified surrender of shares and directs that shares be issued as provided.

MetaSwarm Corporation (BVI) Shareholders

Shares to be Surrendered	Shares to be Issued	Recipient and Address
1,000,000 750,000 750,000
12,000,000 shares
9,000,000 shares
9,000,000 shares
1,500,000 shares
1,500,000 shares
1,200,000 shares
900,000 shares
75,000 shares
30,000 shares
20,000 shares
15,000 shares
15,000 shares
10,000 shares
10,000 shares
10,000 shares
5,000 shares
2,500 shares

Marvin Shannon (or assigns)
Wesley Boudville (or assigns)
Kent Shui Fu Lam (or assigns)
LEA Management Group LLC. (or assigns)
LEA Management Group LLC (or assigns)
LEA Management Group LLC (or assigns)
LEA Management Group LLC. (or assigns)
Bill Konersman (or assigns)
Celia Rivera (or assigns)
Leif Bennett (or assigns)
Matti Siltanen (or assigns)
Say Bian Ooi (or assigns)
Pat White (or assigns)
Martin Martinez  (or assigns)
Mark Bergstrom (or assigns)
Lucy Ursich (or assigns)
Roger Tuan (or assigns)

Accepted by:

Signature	Title	Date

/s/Wesley Boudville

/s/Kent Lam

/s/Marvin Shannon

MetaSwarm Holdings (BVI) Shareholders

Shares to be Surrendered 40 30 30	Shares to be Issued	Recipient and Address Marvin Shannon (or assigns) [see above] Kent Shiu Fu Lam (or assigns) [see above] Wesley John Boudville (or assigns) [see above]

Accepted by:

Signature	Title	Date

/s/Wesley Boudville

/s/Kent Lam

/s/Marvin Shannon

EXHIBIT B: INVESTMENT REPRESENTATION STATEMENT

PURCHASER:
ISSUER:	MetaSwarm Holdings, Inc.
SECURITY:	Common Stock, par value $.0001
QUANTITY:	______________________ Shares

In connection with the purchase of the above-listed Securities of the Company, I, the purchaser represent to the Company the following:

(1)
Investment.  I am aware of the Company's business affairs and financial condition.  I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933 (as Amended).  These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein.  In this connection I understand that, in view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

(2)
Restrictions on Transfer Under Securities Act.  I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available.  Moreover, I understand that the Company is under no obligation to register the Securities.  In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

(3)
Sales Under Rule 144.  I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including:  (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a " market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

(4)
Limitations on Rule 144.  I further acknowledge and understand that the Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period had been satisfied.

(5)
Sales Not Under Rule 144.  I further acknowledge that, if all the requirements of Rule 144 are not met, then Regulation A, or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion (i) that persons proposing to sell private placement securities other than in a registered offering or exemption from registration is available for such offers or sales, and (ii) that such persons and the brokers who participate in the transactions do so their own risk.

(6)	Stop Transfer Instructions. I further understand that stop transfer instructions will be in effect with respect to the transfer of the Securities consistent with the above.

(7)	Accredited Investor. I am an “accredited investor” as defined by Regulation D as set forth below;

According to Rule 501(a) of Regulation D, “accredited investor” means any person who comes within any of the following categories, or who the Issuer reasonable believes comes within any of the following categories, at the time of the sale of the Shares to that person:
Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a State or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of that issuer;

Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

Any natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 30.506(b)(2)(ii); and

Any entity in which all of the equity owners are accredited investors.

(8)	Additional Representations and Warranties. In addition, I represent and warrant:

(i)	That I have had the opportunity to ask questions of, and receive answers from, the Company (or any person acting on its behalf) concerning the Company and my proposed investment in the Securities;

(ii)	That I have concluded that I have sufficient information upon which to base my decision to acquire the Securities;

(iii)
That I have made my own determination of the value of the Securities and have not relied upon any statements, representations or warranties of the Company regarding the value of the Securities or the business prospects of the Company;

(iv)	That I understand that in acquiring the Securities, I am making a highly speculative investment with the knowledge that the Company is in the initial stages of development;

(v)
That I am capable of bearing the economic risk and burdens of the investment, the possibility of complete loss of all of the investment, and the possible inability to readily liquidate the investment due to the lack of public market; and

(vi)
That I understand that, in selling and transferring the Securities, the Company had relied upon an exemption from the registration requirements of the Securities Act and that, in an attempt to effect compliance with all the conditions of such exemption, the Company is relying in good faith upon all of my foregoing representations and warranties.

SIGNATURE OF PURCHASER

Date:_______________

_______________________________
Address: